UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: March 6, 2006
(Date of earliest event reported)

CA, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-9247 (Commission File Number)	13-2857434 (IRS Employer Identification No.)

One CA Plaza Islandia, New York	11749 (Zip Code)
(Address of Principal Executive Offices)
(631) 342-6000
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-3.1: BY-LAWS
EX-3.2: RESTATED CERTIFICATE OF DESIGNATION
EX-3.3: RESTATED CERTIFICATE OF INCORPORATION
EX-10.1: AMENDMENT TO EMPLOYMENT AGREEMENT
EX-99.1: PRESS RELEASE

Item 1.01 Entry into a Material Definitive Agreement
Effective as of March 6, 2006, upon the recommendation of the Compensation and Human Resource Committee (the “Compensation Committee”) of the Board of Directors of CA, Inc. (the “Company”), the Company entered into an amendment (the “Gnazzo Amendment”) to the employment agreement (the “Gnazzo Agreement”) of Patrick J. Gnazzo, the Company’s Chief Compliance Officer. The Gnazzo Amendment extends the period during which the Company’s relocation policy is made available to Mr. Gnazzo until December 31, 2006 or such later time as mutually agreed to by the parties. The Gnazzo Agreement was previously filed as Exhibit 10.52 to the Company’s Annual Report on Form 10-K dated June 29, 2005 and is incorporated by reference herein. The foregoing description of the Gnazzo Amendment does not purport to be complete and is qualified in its entirety by reference to the Gnazzo Amendment (including any schedules and exhibits thereto), a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
On March 6, 2006, the Compensation Committee also added Michael J. Christenson, the Company’s Executive Vice President, Strategy and Business Development, as a “Schedule A” participant in the Company’s Change in Control Severance Policy; as such, he would be entitled to a severance payment equal to 2.99 times his salary and bonus, and to certain other benefits, in the event of a termination without “cause” or for “good reason” (as those terms are defined in such Policy, which is described in the Company’s Current Report on Form 8-K filed on October 22, 2004) following a change in control of the Company.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective March 7, 2006, by action of the Board of Directors, the Company amended its By-laws to change the title of the By-laws to reflect the Company’s name change from Computer Associates International, Inc. to CA, Inc. The name change, which was previously described in the Company’s Current Report on Form 8-K filed on February 1, 2006 became effective on February 1, 2006. A copy of the restated By-laws is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
On March 7, 2006, the Board of Directors approved amendments to the Company’s Certificate of Designation of Series One Junior Participating Preferred Stock, Class A (the “Certificate of Designation”) to reflect the Company’s name change. The Company filed the amended and restated Certificate of Designation with the Secretary of State of the State of Delaware, effective March 8, 2006. A copy of the amended and restated Certificate of Designation is attached hereto as Exhibit 3.2 and is incorporated herein by reference.
On March 7, 2006, the Board of Directors also approved the restatement of its Certificate of Incorporation to include the amended and restated Certificate of Designation. The Company filed the restated Certificate of Incorporation with the Secretary of State of Delaware, effective March 8, 2006. A copy of the Restated Certificate of Incorporation is attached hereto as Exhibit 3.3 and is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure
On March 9, 2006, the Company issued a press release announcing that the Board of Directors authorized a $600 million common stock repurchase plan for fiscal year 2007. The repurchase plan will commence on April 1, 2006 and calls for quarterly common stock buybacks of up to $150 million. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits

Exhibit No.	Description
3.1	By-laws of the Company

3.2	Restated Certificate of Designation of Series One Junior Participating Preferred Stock, Class A of the Company

3.3	Restated Certificate of Incorporation of the Company

10.1	Amendment to Employment Agreement, dated March 7, 2006, between the Company and Patrick J. Gnazzo

99.1	Press Release, dated March 9, 2006, announcing common stock repurchase plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CA, INC.

Date: March 9, 2006	By:	/s/ Kenneth V. Handal

Kenneth V. Handal
Executive Vice President, General Counsel and Corporate
Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	By-laws of the Company

3.2	Restated Certificate of Designation of Series One Junior Participating Preferred Stock, Class A of the Company

3.3	Restated Certificate of Incorporation of the Company

10.1	Amendment to Employment Agreement, dated March 7, 2006, between the Company and Patrick J. Gnazzo

99.1	Press Release, dated March 9, 2006, announcing common stock repurchase plan